UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2012

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

MPC Credit Agreement

On September 14, 2012, Marathon Petroleum Corporation, a Delaware corporation (“MPC”), entered into a Revolving Credit Agreement by and among MPC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., RBS Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, each of Bank of America, N.A., Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland PLC and USB AG, Stamford Branch, as documentation agents, and several other commercial lending institutions that are parties thereto (the “MPC Credit Agreement”), which provides for a new $2.0 billion unsecured five-year revolving credit facility (the “MPC Credit Facility”). The MPC Credit Agreement replaces the 2011 Credit Agreement (as defined in Item 1.02 below).

The MPC Credit Facility (i) provides for an initial commitment of $2.0 billion, with an option to increase the overall commitment amount by up to an additional $500.0 million, subject to, among other things, the consent of any increasing lenders, (ii) will mature on September 14, 2017, unless that date is extended under provisions in the MPC Credit Agreement that allow MPC to request one-year extensions of the maturity date on up to two occasions, (iii) provides for commitment fees that accrue on the unused commitment of each lender at a rate ranging from 10.0 basis points to 35.0 basis points per year depending on MPC’s credit ratings, (iv) includes sub-facilities for swing-line loans and letters of credit up to an aggregate amount of up to $100.0 million and $2.0 billion, respectively, and (v) provides that borrowings bear interest, at MPC’s option, at either (a) the Adjusted LIBO Rate (as defined in the MPC Credit Agreement) plus a margin ranging from 100.0 basis points to 200.0 basis points per year depending on MPC’s credit ratings or (b) the Alternate Base Rate (as defined in the MPC Credit Agreement) plus a margin ranging from 0.0 basis points to 100.0 basis points depending on MPC’s credit ratings.

The MPC Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that MPC considers customary for an agreement of that type, including a covenant that requires MPC’s ratio of total net debt to total capitalization (expressed as a percentage) not to exceed 65% as of the last day of each fiscal quarter. If an event of default occurs, the lenders may terminate the commitments under the MPC Credit Facility and require the immediate repayment of all outstanding borrowings and the cash collateralization of all outstanding letters of credit under the MPC Credit Facility.

Certain lenders that are parties to the MPC Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPC and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above description of the material terms and conditions of the MPC Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the MPC Credit Agreement, which is filed as Exhibit 10.1 hereto.

MPLX Credit Agreement

On September 14, 2012, each of MPLX Operations LLC, a Delaware limited liability company (“MPLX Operations”) and an affiliate of MPC, and MPLX LP, a Delaware limited partnership (“MPLX”) and an affiliate of MPC, entered into a Revolving Credit Agreement by and among MPLX Operations, as borrower, MPLX, as parent guarantor, Citibank, N.A., as administrative agent, each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., RBS Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, National Association, as syndication agent, each of Bank of America, N.A., Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland PLC and USB AG, Stamford Branch, as co-documentation agents, and several other commercial lending institutions that are parties thereto (the “MPLX Credit Agreement”), which provides for a $500.0 million unsecured five-year revolving credit facility (the “MPLX Credit Facility”).

The MPLX Credit Facility (i) provides for an initial commitment of $500.0 million, with an option to increase the overall commitment amount by up to an additional $300.0 million, subject to, among other things, the consent of any increasing lenders, (ii) will mature on the fifth anniversary of the Closing Date (as such term is defined in the MPLX Credit Agreement), unless that date is extended under provisions in the MPLX Credit Agreement that allow MPLX Operations to request one-year extensions of the maturity date on up to two occasions, (iii) provides for commitment fees that accrue on the unused commitment of each lender at a rate ranging from 10.0 basis points to 35.0 basis points per year, depending on MPLX’s credit ratings, if any, or if it has not yet obtained credit ratings, its ratio of consolidated total debt to consolidated EBITDA for the prior four fiscal quarters, (iv) includes sub-facilities for swing-line loans and letters of credit up to an aggregate amount of up to $50.0 million and $250.0 million, respectively, and (v) provides that borrowings bear interest, at MPLX Operation’s option, at either (a) the Adjusted LIBO Rate (as defined in the MPLX Credit Agreement) plus a margin ranging from 100.0 basis points to 200.0 basis points per year depending on MPLX’s credit ratings, if any, or if it has not yet obtained credit ratings, its ratio of total debt to EBITDA for the prior four fiscal quarters or (b) the Alternative Base Rate (as defined in the MPLX Credit Agreement) plus a margin ranging from 0.0 basis points to 100.0 basis points depending on MPLX’s credit ratings, if any, or if it has not yet obtained credit ratings, its ratio of total debt to EBITDA for the prior four fiscal quarters.

The MPLX Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that MPLX Operations considers customary for an agreement of that type, including a covenant that requires MPLX’s ratio of total debt to EBITDA for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or 5.5 to 1.0 during an Acquisition Period (as defined in the MPLX Credit Agreement)). If an event of default occurs, the lenders may terminate the commitments under the MPLX Credit Facility and require the immediate repayment of all outstanding borrowings and the cash collateralization of all outstanding letters of credit under the MPLX Credit Facility.

The closing of the MPLX Credit Agreement and the effectiveness of the lenders’ commitments thereunder are subject to certain conditions that MPLX considers customary for an agreement of that type entered into under similar circumstances, including a condition that the Contribution and IPO (as such terms are defined in the MPLX Credit Agreement) are consummated on or prior to March 29, 2013. If the closing of the MPLX Credit Agreement does not occur prior to December 13, 2012, a non-refundable ticking fee of 20.0 basis points per annum will accrue on the amount of the initial commitments for the actual number of days that elapse between such date and the earlier of the Closing Date or the earlier termination of the commitments under the MPLX Credit Agreement.

Certain lenders that are parties to the MPLX Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPC, MPLX Operations or MPLX and their respective subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above description of the material terms and conditions of the MPLX Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the MPLX Credit Agreement, which is filed as Exhibit 10.2 hereto.

Item 1.02 Termination of a Material Agreement.

In connection with entering into the MPC Credit Agreement, on September 14, 2012, MPC terminated its $2.0 billion four-year Revolving Credit Agreement, dated as of March 11, 2011 and amended as of June 30, 2011 (the “2011 Credit Agreement”), by and among MPC, JPMorgan Chase Bank, National Association, as Administrative Agent, and the various other commercial lending institutions that were parties thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Revolving Credit Agreement, dated as of September 14, 2012, by and among MPC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., RBS Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, each of Bank of America, N.A., Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland PLC and USB AG, Stamford Branch, as documentation agents, and several other commercial lending institutions that are parties thereto.

10.2	Revolving Credit Agreement, dated as of September 14, 2012, by and among MPLX Operations LLC, as borrower, MPLX LP, as parent guarantor, Citibank, N.A., as administrative agent, each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., RBS Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, National Association, as syndication agent, each of Bank of America, N.A., Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland PLC and USB AG, Stamford Branch, as co-documentation agents, and several other commercial lending institutions that are parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: September 20, 2012	By:	/s/ J. Michael Wilder

Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Credit Agreement, dated as of September 14, 2012, by and among MPC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., RBS Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, each of Bank of America, N.A., Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland PLC and USB AG, Stamford Branch, as documentation agents, and several other commercial lending institutions that are parties thereto.

10.2	Revolving Credit Agreement, dated as of September 14, 2012, by and among MPLX Operations LLC, as borrower, MPLX LP, as parent guarantor, Citibank, N.A., as administrative agent, each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., RBS Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, National Association, as syndication agent, each of Bank of America, N.A., Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland PLC and USB AG, Stamford Branch, as co-documentation agents, and several other commercial lending institutions that are parties thereto.